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                                                                   Exhibit 10.1


                                PROMISSORY NOTE


$1,000,000.00                     May 6, 1996                     Dallas, Texas


        FOR VALUE RECEIVED, Unison HealthCare Corporation, a Delaware Corporation ("Borrower"), promises to pay to the order of Bruce H. Whitehead, Agent for one hundred percent (100%) of the former shareholders of BritWill HealthCare Company, a Delaware corporation, pursuant to a certain Collection Agency Agreement dated on or about August 10, 1995 ("Lender", which term also includes any owner or holder of this Note), the sum of One Million and No/100 Dollars ($1,000,000.00), or such lesser portion thereof as may be advanced from time to time hereunder, together with interest on the principal hereof from time to time outstanding from the date hereof until maturity, at the per annum rate (based on a 360-day year) hereinafter stated, said principal and interest being payable in lawful money of the United States of America at 4300 Livingston, Dallas, Texas, or such other place as Lender may hereafter designate in writing.

        The Principal balance hereof advanced and from time to time remaining unpaid bears interest during each day of the loan evidenced hereby at the rate of twelve percent (12%) per annum.

        All past due principal and interest of this Note, whether due as the result of acceleration of maturity or otherwise, bears interest at the maximum lawful rate of interest permitted by the applicable usury laws, now or hereafter enacted, from the date the payment thereof becomes due until the same have been fully discharged by payment; provided, however, if there is no maximum lawful rate of interest permitted by the applicable usury laws, all past due principal and interest of this Note, whether due as the result of acceleration of maturity or otherwise, bears interest at the rate of eighteen percent (18%) per annum, from the date the payment thereof becomes due until the same have been fully discharged by payment.

        This Note shall be due and payable as follows: All accrued interest and the entire principal balance outstanding under this Note are due within three
(3) business days following written demand by Lender, which demand may not be asserted by Lender until at least thirty (30) days after the date of the first advance hereunder.



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        Borrower has the right to prepay this Note in whole or in part at any time without penalty or premium. No partial prepayment operates to postpone the due date under this Note.

        If Borrower files a voluntary petition in bankruptcy, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking for Borrower any arrangement, composition, readjustment, or similar relief under any present or future statute, law or regulation, or files any answer admitting the material allegations of a petition filed against Borrower in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee or receiver, on all or any substantial part of the properties of Borrower, then Lender may, to the extent permitted by applicable law, declare this Note due and payable, whereupon the entire unpaid principal balance of this Note and all accrued unpaid interest thereon becomes at once mature and due and payable without presentment, demand, protest or notice of any kind (including, but not limited to, notice of intention to accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower. Failure by Lender to exercise such option at any time does not constitute a waiver by Lender to exercise the same at any other time.

        To the full extent permitted by law, Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) that no judgment taken against any party operates to terminate any lien, security interest or other interest of Lender in any collateral securing the payment of this Note, (iv) to the release of any party primarily or secondarily liable hereon, and (v) that it will not be necessary for Lender, in order to enforce payment of this Note, to first institute or exhaust Lender's remedies against Borrower or any other party liable therefor or against any security for this Note.



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        If there is a default hereunder and this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings or is the subject of any such proceedings, Borrower agrees to pay reasonable attorneys fees and expenses of collection, in addition to all sums then due hereon (including principal and interest).

        It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Note, or in any of the documents otherwise relating hereto, in no event do this Note or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws, including as to Article 5069-1.04. Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling". If any such excess of interest is contracted for, charged or received under this Note or under the terms of any of the documents otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or in the event that all or part of the principal or interest of this Note is prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or under any of the instruments otherwise relating hereto, on the amount of principal actually outstanding from time to time under this Note exceeds the maximum amount of interest permitted by applicable usury laws, now or hereafter enacted, that in any such event (i) the provisions of this paragraph govern and control, (ii) any such excess which may have been collected must, at Lender's option, be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower or any endorser or guarantor who has paid such excess, and (iii) the provisions of this Note and any documents relating to this Note are automatically reformed so that the effective rate of Interest is reduced to the maximum lawful contract rate. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, must be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise by Lender in connection with such indebtedness. Borrower represents to Lender that neither Borrower nor Borrower's counsel is aware of any respect as to which this Note or the transaction in connection with which the Note was issued, is or may be usurious.



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        This Note is governed by and construed under the applicable laws of the
State of Texas and the laws of the United States of America, except that Texas Revised Civil Stat. Ann. Article 5069 Chapter 15, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), do not apply hereto.

        Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Lender and handled in collection in the customary manner, but the same do not constitute payment hereunder or diminish any rights of Lender except to the extent that actual cash proceeds of such Instrument are unconditionally received by Lender.

        The payment of this Note is secured by multiple Pledge Agreements (which, as they may be or may have been amended, restated, modified, or supplemented from time to time, collectively are the "Pledge Agreement") dated as of August 10, 1995, affecting certain personal property more fully described therein.

        This Note, the Pledge Agreement, that certain Second Amended and Restated Purchase and Sale Agreement dated as of August 10, 1995 between Borrower, Lender and Whitehead Family Investments, Ltd., as modified, that certain $8,000,000 Second Amended and Restated Subordinated Promissory Note from Borrower to Lender, dated as of August 10, 1995, and that certain Contingent Payment Agreement between Borrower and Lender, with an effective date as of August 10, 1995, each are called a "Loan Document", and collectively are called the "Loan Documents."

        Any default under this Note constitutes a default under each of the Loan Documents, and any breach or event of default under any Loan Document (however that term may be defined under any Loan Document) constitutes a default under this Note and the other Loan Documents.

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        Notwithstanding anything contained herein or in any other separate security agreement or other document executed heretofore, herewith or hereafter in connection with or related to this credit obligation (as defined or described in 12 C.F.R. 227, Regulation M, promulgated by the Federal Reserve Board), the security for this credit obligation does not extend to any non-possessory security interest in household goods (as defined in said Regulation M) other than a purchase money security interest, and no waiver of any notice contained herein or therein may be construed under any circumstances to extend to any waiver of notice prohibited by Regulation AA.

        In addition to any other remedies, any holder of this Note may, if it chooses, upon any default under this Note, exercise a right of offset against any amounts such holder may owe to Borrower.

        This Note is subordinated and subject in right of payment to the prior payment of all existing and future secured indebtedness of Borrower or its subsidiaries (the "Senior Indebtedness"). The holder hereof agrees to cooperate with Borrower in good faith in the negotiation and execution of intercreditor agreements with Borrower's secured creditors, upon request of such secured creditors.

        For purposes of any suit relating to the Note, Borrower hereof submits itself to the jurisdiction of any Court sitting in the State of Texas and further agrees that venue in any suit arising out of the Note or any venue is fixed in Dallas County, Texas.

        BORROWER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST WHEN DUE. LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. BORROWER WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT BORROWER MAY OWN, OR BORROWER WILL HAVE TO FIND A LENDER, WHICH MAY BE THE LENDER BORROWER HAS THIS LOAN WITH, WILLING TO LEND BORROWER THE MONEY. IF BORROWER REFINANCES THIS LOAN AT MATURITY, BORROWER MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF BORROWER OBTAINS REFINANCING FROM THE SAME LENDER.



                                        UNISON HEALTHCARE CORPORATION

                                        By: __________________________________
                                            Jerry M. Walker, President and CEO


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